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                                   EXHIBIT 11


BLYTH INDUSTRIES, INC.
COMPUTATIONS OF EARNINGS PER COMMON SHARE
(IN THOUSANDS EXCEPT PER SHARE DATA)

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I.   Nine months ended October 31:                                1996           1995
                                                               ----------------------
     Average number of shares outstanding during the period     30,725         28,283
     Common equivalent shares:
       Shares issuable under outstanding options which are
         dilutive                                                  567            489
       Shares which could have been purchased based upon the
         market value for the period                               224            322
                                                               ----------------------
                                                                   343            167
     Weighted average number of common and common
       equivalent shares outstanding                            31,068         28,450

     Net earnings                                              $28,110        $16,982

     Earnings per common and common equivalent share             $0.91          $0.60


II.  Three months ended October 31:                               1996           1995
                                                               ----------------------

     Average number of shares outstanding during the period     30,742         28,329
     Common equivalent shares:
       Shares issuable under outstanding options which are
         dilutive                                                  567            489
       Shares which could have been purchased based upon the
         market value for the period                               213            260
                                                               ----------------------
                                                                   354            229
     Weighted average number of common and common
       equivalent shares outstanding                            31,096         28,558

     Net earnings                                              $14,254         $9,267

     Earnings per common and common equivalent share             $0.46          $0.33
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